UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 15, 2017

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 EAST DRY CREEK ROAD, CENTENNIAL, COLORADO 80112

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      Emerging growth company

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 8.01.          Other Events.

On June 15, 2017, Arrow Electronics, Inc. (the “Company”) issued a press release announcing the early tender results and increase of the maximum combined aggregate purchase price for its previously announced cash tender offer (the “Tender Offer”) for its outstanding 7.50% Notes due 2027, 6.00% Notes due 2020, 5.125% Notes due 2021 and 3.00% Notes due 2018 (collectively, the “Notes”) in the priorities set forth therein. A copy of the Company’s press release announcing the early tender results and increase in the maximum combined aggregate purchase price of the Tender Offer is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Additionally, on June 15, 2017, the Company issued a press release announcing the pricing terms of the Tender Offer, a copy of which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01.          Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release, dated June 15, 2017 (announcing the early tender results).
99.2	Press Release, dated June 15, 2017 (announcing the pricing terms).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2017
ARROW ELECTRONICS, INC.

	By:	/s/ Gregory P. Tarpinian
	Name:	Gregory P. Tarpinian
	Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated June 15, 2017 (announcing the early tender results).

99.2	Press Release, dated June 15, 2017 (announcing the pricing terms).